UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 5, 2007

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 8, 2007, Concentra Operating Corporation (the “Registrant”) announced that it had entered a definitive agreement to sell its Workers’ Compensation Managed Care businesses to Coventry Health Care, Inc. for total consideration of $387.5 million (the “Divestiture”). Following completion of the Divestiture (which was completed on April 2, 2007), the Registrant announced on May 8, 2007 that its parent company, Concentra Inc. (“Concentra”), is considering the separation (the “Spin-Off”) of Concentra’s two principal operating segments, the Health Services and the Network Services segments, as the two segments focus on significantly different aspects of the health care industry. The Registrant believes that the separation of these two business segments will provide each company with greater strategic focus and will accomplish other related business purposes. Subject to acceptable market and interest rate conditions, and the receipt of certain tax opinions, the Registrant anticipates completing the Spin-Off by late June 2007. Upon completion of the Spin-Off, the Health Services segment will be wholly-owned by Concentra and the Network Services segment will be wholly-owned by Viant Holdings, Inc. (“Viant”), which will be a separate company with a distinct legal structure.

In connection with the Spin-Off, Concentra is offering new $560.0 million Senior Secured Credit Facilities, consisting of (i) a $75.0 million Revolving Credit Facility (“Revolver”), (ii) a $330.0 million First Lien Term Loan B (“TLB” and, together with the Revolver, the “First Lien Facilities”) and (iii) a $155.0 million 2nd Lien Toggle Term Loan C (“TLC” and, together with the First Lien Facilities, the “Facilities”). Proceeds from the Facilities will be used to (i) refinance certain existing debt, (ii) pay a $350.0 million dividend to Concentra’s shareholders and (iii) pay related transaction fees and expenses. Pro forma for the financing, first lien senior secured and total leverage will be 3.5x and 5.2x, respectively, based on Pro Forma LTM 3/31/07 Adjusted EBITDA of $93.3 million.

In preparation for, and in connection with, the Spin-Off, the Registrant intends to pursue the following steps in order to consummate the transaction:

•	the Registrant formed Viant in April 2007 as a new wholly-owned subsidiary;

•	prior to the Spin-Off, the Registrant will merge with and into Concentra, with Concentra continuing as the surviving corporation;

•

in order to finance a portion of the transactions contemplated in connection with the Spin-Off, Concentra will borrow approximately $485 million in term indebtedness, consisting of the TLB and the TLC, and also implement the Revolver. Additionally, Viant will borrow approximately $275 million in senior secured term indebtedness and will obtain a $50 million senior secured revolving credit facility;

•

Concentra will contribute its Network Services business to Viant in exchange for additional shares of Viant common stock, $185,000,000 in aggregate principal amount of a new series of senior subordinated notes of Viant (the “New Viant Notes”), and approximately $260 million in cash;

•	Concentra will retire its current senior secured indebtedness and Bridge Loan using the cash proceeds received from Viant and a portion of the cash proceeds borrowed under the Facilities;

•

Concentra will facilitate the participation of its employees and directors in the Spin-Off and cash dividend by offering them the opportunity to exchange their eligible compensatory equity awards for a combination of cash, common stock and restricted stock;

•	Concentra will pay a cash dividend to its stockholders of approximately $350 million;

•	Concentra will distribute to its stockholders as a dividend all of the Viant common stock pro rata to complete the separation of its Network Services business from its Health Services businesses; and

•

Concentra will consummate the exchange offer and complete a related consent solicitation to amend the indentures governing the Registrant’s outstanding 9 1/8% Senior Subordinated Notes due 2012 (the “9 1/8% Notes”) and 9 1/2% Senior Subordinated Notes due 2010 (the “9 1/2% Notes”).

The New Viant Notes will be Viant’s general unsecured obligations and will be subordinated to all existing and future senior debt of Viant. Concentra’s new senior credit facilities will replace the Company’s existing revolver and term loan facilities. Upon completion of the Spin-Off, Concentra will wholly-own and operate the Health Services segment and Viant will wholly-own and operate the Network Services segment.

The Registrant desires to furnish the information contained herein, including in Exhibit 99.1. In accordance with general instruction B.2 to Form 8-K, the information contained in this Form 8-K, including Exhibit 99.1, is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

The information contained in this Form 8-K, including Exhibit 99.1, contains unaudited pro forma financial information. The unaudited pro forma financial information is based upon currently available information, assumptions and estimates which the Registrant believes are reasonable. These assumptions and estimates, however, are subject to change. In the Registrant’s opinion, all adjustments have been made that are necessary to present fairly the unaudited pro forma combined financial information. The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of future operating results or financial position.

Certain information contained in this Form 8-K is also being provided to potential secured lenders. The unaudited pro forma financial information presented herein may not be consistent with all of the requirements of Regulation S-X promulgated under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Disclosures from Concentra Inc. and Viant Holdings, Inc. - Materials presented to potential secured lenders and additional reconciliations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Mark A. Solls
Mark A. Solls
Executive Vice President, General Counsel and Corporate Secretary

Date: June 5, 2007

INDEX TO EXHIBITS

EXHIBIT NUMBER
99.1	Disclosures from Concentra Inc. and Viant Holdings, Inc. - Materials presented to potential secured lenders and additional reconciliations.